Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Michael Dunne
Public Information Officer
541-686-8685

www.therightbank.com
Email: banking@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Reports First Quarter 2014 Results

Organic loan growth drives first quarter results

EUGENE, Ore., April 16, 2014 – Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today reported financial results for the first quarter 2014.

Recent highlights:

•	Net income was $3.8 million for the quarter, up 56.41% over first quarter last year.

•	Outstanding loans exceed $1 billion.

•	Annualized first quarter loan growth of 10.74% continued a nine quarter growth trend.

•	Continued improvement in credit quality statistics.

•	Declared second quarter 2014 regular quarterly cash dividend of $0.10 per share and special cash dividend of $0.11 per share.

•	Total risk-based capital ratio of 16.21%, significantly above the 10% minimum for “well-capitalized” designation.

•	For the 15th consecutive year recognized by Oregon Business magazine as one of the 100 Best Companies to Work For in Oregon.

•	Recipient of the United Way of Lane County’s annual LIVE UNITED award for contributions to the community by the bank and its employees.

Net income

Net income for first quarter 2014 was $3.8 million or $0.21 per diluted share compared to net income of $2.5 million or $0.14 per diluted share in first quarter 2013. First quarter 2013 results included $1.2 million of merger expenses related to the acquisition of Century Bank. Return on average assets, average book equity, and average tangible equity were 1.06%, 8.61%, and 9.90%, respectively, in first quarter 2014, compared to 0.70%, 5.43%, and 6.21% in first quarter 2013.

“We are certainly pleased with first quarter results and continuation of strong returns for our shareholders,” said Hal Brown, chief executive officer. “We are most pleased with the loan activity and production in our local markets reflecting the strength of our business strategy and improving economic conditions.”

Loan activity continues

Outstanding gross loans at March 31, 2014, were $1.02 billion, up $26.3 million from year-end 2013 and up $70.3 million over March 31, 2013. First quarter loan growth represents an annualized growth rate of 10.74%. Loan growth during the first quarter 2014 was primarily attributable to local market lending with growth in nearly every category of loans. The bank continues to expand its lending to health care professionals nationally, but is experiencing contraction in local dental loans due to early pay offs and amortization of the mature local portfolio. At March 31, 2014, loans to dental practitioners totaled $305.8 million and represented 29.94%, of the loan portfolio compared to 30.89% and 29.45% at December 31, 2013 and March 31, 2013, respectively. National dental loans at March 31, 2014, were $133.7 million, up $5.1 million during the quarter and up $43.5 million over March 31, 2013.

“The success of our organic loan growth is being driven by our focused niche strategy, improving efficiencies, training and excellent market leadership and administrative support,” said Roger Busse, president and chief operating officer. “Intense competition in the healthcare field will continue in 2014, and while we expect net growth in this segment this year, we will not divert from our insistence on quality first, followed by profitability.”

Credit quality and statistics

The Company had no provision for loan losses during the first quarter 2014. This was the fourth consecutive quarter with no provision for loan losses, reflecting the credit quality of the loan portfolio. With the growth in the loan portfolio, the allowance for loan losses as a percentage of outstanding loans at March 31, 2014, declined to 1.51% compared to 1.60% at December 31, 2013, and 1.72% at March 31, 2013. The allowance for loan losses as a percentage of nonperforming loans net of guarantees remained strong at 339.15%, further reflecting the quality of the loan portfolio. During the first quarter 2014, net loan charge offs totaled $523 thousand compared to $885 thousand of net recoveries in fourth quarter 2013 and $283 thousand in net loan charge offs in first quarter 2013.

At March 31, 2014, nonperforming assets totaled $16.1 million, or 1.09% of total assets, a decrease from December 31, 2013, and March 31, 2013, ratios of 1.45% and 1.71%, respectively. Nonperforming assets were comprised of $4.5 million of nonperforming loans, net of government guarantees, and $11.5 million in other real estate owned. Classified assets totaled $48.2 million, a decrease of $3.9 million from the end of the prior quarter.

Loans past-due 30-89 days were 0.20% of total loans at March 31, 2014, compared to 0.23% at December 31, 2013, a figure that suggests stabilization in the migration of problem loans.

“We are pleased with our continued resolution of problem assets and improved credit quality,” said Casey Hogan, executive vice president and chief credit officer. “We are also optimistic that credit quality resolutions will continue throughout the year further allowing us to move resources into business development and growth initiatives.”

Core deposits

Period-end Company-defined core deposits at March 31, 2014, were $990.9 million, relatively unchanged from December 31, 2013, and were consistent with typical first quarter seasonal patterns. Average core deposits for the first quarter 2014 were $992.5 million compared to $987.2 million and $943.3 million for fourth quarter and first quarter 2013, respectively. At period-end March 31, 2014, noninterest-bearing demand deposits totaled $340.5 million and represented 34.36% of core deposits.

Capital levels

The Company’s capital ratios continue to be well above the minimum FDIC “well-capitalized” designated levels. At March 31, 2014, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and Total risk-based capital ratios were 11.44%, 14.95% and 16.21%, respectively, as compared to 11.49%, 14.90% and 16.15% at December 31, 2013. The FDIC’s minimum “well-capitalized” designation ratios for these metrics are 5.00%, 6.00% and 10.00%, respectively.

Net interest margin

The first quarter 2014 net interest margin averaged 4.32%, a linked-quarter decline of 6 basis points from fourth quarter 2013, but a 4 basis point improvement over first quarter 2013. The decrease in the linked-quarter net interest margin was attributable to 7 basis points of nonrecurring items recorded in the fourth quarter 2014. Recent stabilization of the net interest margin is primarily attributable to the change in the earning asset mix as loan growth has been funded with security portfolio cash flows which have offset the decline in loan yields. Also contributing is an increase in the yield on securities together with a lower cost of funds. During the first quarter 2014, the accretion of the Century Bank loan fair value mark recorded at the date if acquisition positively impacted the net interest margin by 7 basis points.

Noninterest income and expense

First quarter noninterest income was $1.3 million, down $240 thousand from fourth quarter 2013, and up $43 thousand over first quarter 2013. First quarter 2014 results included a gain on the sale of securities of $63 thousand resulting from a repositioning of approximately $25.0 million of the portfolio. First quarter 2014 noninterest income also reflects lower merchant processing revenues resulting from the outsourcing of this activity that occurred during the fourth quarter 2013. The outsourcing of merchant processing also eliminated related processing expense.

Noninterest expense in first quarter 2014 was down $534 thousand and $1.3 million from fourth quarter 2013 and first quarter 2013, respectively. The decrease in noninterest expense on a linked-quarter basis was primarily due to lower other real estate expense and elimination of bankcard processing expense. The decline in year-over-year noninterest expense was primarily due to $1.2 million of merger related expense recorded during the first quarter 2013. Excluding the merger related expense in first quarter 2013, first quarter 2014 expenses were virtually flat with first quarter 2013.

The first quarter 2014 efficiency ratio was 60.86%, compared to 61.95% and 72.25% in fourth quarter 2013 and first quarter 2013. The first quarter 2013 efficiency ratio excluding merger related expense would have been 63.89%.

Conference call and audio webcast

Management will conduct a live conference call and audio webcast for interested parties relating to the Company’s results for the first quarter 2014 on Thursday, April 17, 2014, at 11:00 a.m. Pacific / 2:00 p.m. Eastern. To listen to the conference call, interested parties should call 866-292-1418. Following the formal remarks, a question and answer session will be open to all interested parties. The webcast will be available via Pacific Continental’s website www.therightbank.com. To listen to the live audio webcast, click on the webcast presentation link on the Company’s home page a few minutes before the presentation is scheduled to begin. An audio webcast replay is typically available within twenty-four hours following the live webcast and will be archived for one year on the Pacific Continental website. Any questions regarding the conference call presentation or webcast should be directed to Shannon Coffin, executive administrative assistant, at 541-686-8685.

About Pacific Continental Bank

Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fourteen banking offices in Oregon and Washington. The Bank also operates loan production offices in Tacoma, Washington and Denver, Colorado. Pacific Continental, with $1.5 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal, the Seattle Business magazine and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at www.therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select Market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “goals,” “believes” “anticipates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made represent Pacific Continental’s current estimates, projections, expectations, plans or forecasts of its future results and revenues, including but not limited to statements about performance, loan growth, capital position, liquidity, credit quality, credit quality trends, competition and economic conditions generally. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Pacific Continental’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pacific Continental’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in any of Pacific Continental’s subsequent SEC filings, including the high concentration of loans of the Company’s banking subsidiary in commercial and residential real estate lending and our significant concentration in loans to dental professionals; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; a continued decline in the housing and real estate market; a continued increase in unemployment or sustained high levels of unemployment; continued erosion or sustained low levels of consumer confidence; changes in the Federal Reserve’s monetary policies and the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the Company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers operational systems or infrastructure failures; increased competition; fluctuating interest rates; a tightening of available credit; the potential adverse impact of legal or regulatory proceedings; and risks related to acquisitions, including integration, retention of key personnel and business, anticipated cost savings and results and performance of the acquired company or the combined entity. Pacific Continental Corporation undertakes no obligation to publicly revise or update any forward-looking statement to reflect the impact of events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.

PACIFIC CONTINENTAL CORPORATION

Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended			Linked Quarter % Change	Year over Year % change
	March 31, 2014	December 31, 2013	March 31, 2013
Interest and dividend income
Loans	$13,174	$13,482	$12,699	-2.28%	3.74%
Taxable securities	1,532	1,566	1,437	-2.17%	6.61%
Tax-exempt securities	483	489	467	-1.23%	3.43%
Federal funds sold & interest-bearing deposits with banks	2	2	3	0.00%	-33.33%

	15,191	15,539	14,606	-2.24%	4.01%

Interest expense
Deposits	806	803	885	0.37%	-8.93%
Federal Home Loan Bank & Federal Reserve borrowings	280	284	308	-1.41%	-9.09%
Junior subordinated debentures	56	60	34	-6.67%	64.71%
Federal funds purchased	5	4	4	25.00%	25.00%

	1,147	1,151	1,231	-0.35%	-6.82%

Net interest income	14,044	14,388	13,375	-2.39%	5.00%
Provision for loan losses	—	—	250

Net interest income after provision for loan losses	14,044	14,388	13,125	-2.39%	5.10%

Noninterest income
Service charges on deposit accounts	518	490	460	5.71%	12.61%
Other fee income, principally bankcard	217	407	372	-46.68%	-41.67%
Bank-owned life insurance income	117	128	126	-8.59%	-7.14%
Gain (loss) on sale of investment securities	63	—	(8)	NA	-887.50%
Impairment losses on investment securities (OTTI)	—	(7)	(16)	-100.00%	-100.00%
Other noninterest income	408	545	346	-25.14%	17.92%

	1,323	1,563	1,280	-15.36%	3.36%

Noninterest expense
Salaries and employee benefits	5,819	5,776	5,479	0.74%	6.21%
Premises and equipment	943	938	890	0.53%	5.96%
Data processing	670	651	623	2.92%	7.54%
Legal and professional fees	487	407	457	19.66%	6.56%
Business development	375	430	495	-12.79%	-24.24%
FDIC insurance assessment	220	238	221	-7.56%	-0.45%
Bankcard processing	3	109	126	-97.25%	-97.62%
Other real estate expense	223	639	424	-65.10%	-47.41%
Merger related expenses (1)	—	—	1,246	NA	-100.00%
Other noninterest expense	771	857	809	-10.04%	-4.70%

	9,511	10,045	10,770	-5.32%	-11.69%

Income before provision for income taxes	5,856	5,906	3,635	-0.85%	61.10%
Provision for income taxes	2,024	2,254	1,185	-10.20%	90.21%

Net income	$3,832	$3,652	$2,450	4.93%	47.02%

Earnings per share:
Basic	$0.21	$0.20	$0.14	4.88%	55.86%

Diluted	$0.21	$0.20	$0.14	4.93%	55.20%

Weighted average shares outstanding:
Basic	17,897,593	17,888,818	17,835,088
Common stock equivalents attributable to stock-based awards	228,595	237,455	151,431

Diluted	18,126,188	18,126,273	17,986,519

PERFORMANCE RATIOS
Return on average assets	1.06%	1.00%	0.70%
Return on average equity (book)	8.61%	8.06%	5.43%
Return on average equity (tangible) (2)	9.90%	9.28%	6.21%
Net interest margin - fully tax equivalent yield (3)	4.32%	4.38%	4.28%
Efficiency ratio (4)	60.86%	61.95%	72.25%
Adjusted operating efficiency ratio (5)	57.69%	57.80%	60.81%

(1)	Represents expenses associated with the acquisition of Century Bank.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(4)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax equivalent basis) plus noninterest income.
(5)	Adjusted operating efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles, merger realted expenses and goodwill impairments as a percent of net interest income (on a tax equivalent basis) plus noninterest revenues, excluding gains/losses from securities transactions and other than temporary impairment charges.

PACIFIC CONTINENTAL CORPORATION

Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	March 31, 2014	December 31, 2013	March 31, 2013	Linked Quarter % Change	Year over Year % change
ASSETS
Cash and due from banks	$24,455	$19,410	$20,059	25.99%	21.92%
Interest-bearing deposits with banks	3,129	1,698	6,002	84.28%	-47.87%

Total cash and cash equivalents	27,584	21,108	26,061	30.68%	5.84%
Securities available-for-sale	341,992	347,386	379,766	-1.55%	-9.95%
Loans, less allowance for loan losses and net deferred fees	1,004,751	977,928	933,771	2.74%	7.60%
Interest receivable	4,693	4,703	5,085	-0.21%	-7.71%
Federal Home Loan Bank stock	10,327	10,425	10,718	-0.94%	-3.65%
Property and equipment, net of accumulated depreciation	18,621	18,836	19,245	-1.14%	-3.24%
Goodwill and intangible assets	23,585	23,616	23,770	-0.13%	-0.78%
Deferred tax asset	8,572	9,598	7,015	-10.69%	22.20%
Taxes receivable	—	80	—	-100.00%	0.00%
Other real estate owned	11,531	16,355	17,772	-29.50%	-35.12%
Prepaid FDIC assessment	—	—	1,545	NA	-100.00%
Bank-owned life insurance	16,253	16,136	15,747	0.73%	3.21%
Other assets	3,682	3,555	3,163	3.57%	16.41%

Total assets	$1,471,591	$1,449,726	$1,443,658	1.51%	1.93%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$340,464	$366,891	$314,798	-7.20%	8.15%
Savings and interest-bearing checking	588,822	559,632	566,555	5.22%	3.93%
Core time deposits	61,647	63,792	79,390	-3.36%	-22.35%

Total core deposits (2)	990,933	990,315	960,743	0.06%	3.14%
Other deposits	106,422	100,666	106,952	5.72%	-0.50%

Total deposits	1,097,355	1,090,981	1,067,695	0.58%	2.78%
Federal funds and overnight funds purchased	5,620	5,150	4,450	9.13%	26.29%
Federal Home Loan Bank borrowings	175,000	160,000	178,000	9.38%	-1.69%
Junior subordinated debentures	8,248	8,248	8,248	0.00%	0.00%
Accrued interest and other payables	3,970	6,163	2,807	-35.58%	41.43%

Total liabilities	1,290,193	1,270,542	1,261,200	1.55%	2.30%

Shareholders’ equity
Common stock: 50,000,000 shares authorized. Shares issuedand outstanding: 17,909,906 at March 31, 2014, 17,891,687at December 31, 2013 and 17,835,088 at March 31, 2013	134,293	133,835	133,236	0.34%	0.79%
Retained earnings	45,503	45,250	44,129	0.56%	3.11%
Accumulated other comprehensive income	1,602	99	5,093	1518.18%	-68.55%

	181,398	179,184	182,458	1.24%	-0.58%

Total liabilities and shareholders’ equity	$1,471,591	$1,449,726	$1,443,658	1.51%	1.93%

CAPITAL RATIOS
Total capital (to risk weighted assets)	16.21%	16.15%	16.62%
Tier I capital (to risk weighted assets)	14.95%	14.90%	15.38%
Tier I capital (to leverage assets)	11.44%	11.49%	11.71%
Tangible common equity (to tangible assets)(1)	10.90%	10.91%	11.18%
Tangible common equity (to risk-weighted assets)(1)	14.37%	14.18%	15.10%

OTHER FINANCIAL DATA
Shares outstanding at end of period	17,909,906	17,891,687	17,835,088
Tangible shareholders’ equity(1)	$157,813	$155,568	$158,688
Book value per share	$10.13	$10.01	$10.23
Tangible book value per share	$8.81	$8.69	$8.90

(1)	Tangible common equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.

PACIFIC CONTINENTAL CORPORATION

Loans by Type

(In thousands)

(Unaudited)

	March 31, 2014	December 31, 2013	March 31, 2013
LOANS BY TYPE
Real estate secured loans:
Permanent loans:
Multi-family residential	$51,182	$46,217	$43,805
Residential 1-4 family	46,557	46,438	54,615
Owner-occupied commercial	250,211	249,311	234,083
Nonowner-occupied commercial	168,888	158,786	164,725

Total permanent real estate loans	516,838	500,752	497,228
Construction loans:
Multi-family residential	22,717	23,419	23,162
Residential 1-4 family	25,859	26,512	22,550
Commercial real estate	34,936	30,516	25,866
Commercial bare land and acquisition & development	11,456	11,473	10,874
Residential bare land and acquisition & development	7,011	6,990	9,000

Total construction real estate loans	101,979	98,910	91,452
Total real estate loans	618,817	599,662	588,680
Commercial loans	397,738	390,301	357,089
Consumer loans	3,518	3,878	4,020
Other loans	1,042	928	1,039

Gross loans	1,021,115	994,769	950,828
Deferred loan origination fees	(970)	(924)	(745)

	1,020,145	993,845	950,083
Allowance for loan losses	(15,394)	(15,917)	(16,312)

	$1,004,751	$977,928	$933,771

SELECTED MARKET LOAN DATA
Eugene market gross loans, period-end	$347,233	$334,511	$324,009
Portland market gross loans, period-end	400,537	391,295	388,979
Seattle market gross loans, period-end	131,492	132,488	146,860
National health care gross loans, period-end (1)	141,853	136,475	90,980

Total gross loans, period-end	$1,021,115	$994,769	$950,828

DENTAL LOAN DATA (2)
Local Dental gross loans, period-end	$172,022	$178,673	$189,784
National Dental gross loans, period-end	133,733	128,595	90,196

Total gross dental loans, period-end	$305,755	$307,268	$279,980

(1)	National health care loans include loans to heath care professionals, primarily dental practitioners, operating outside of Pacific Continental Bank’s market area. The market area is defined as Oregon and Washington, West of the Cascade Mountain Range.
(2)	Dental loans include loans to dental professionals for the purpose of practice expansion, acquisition or other purpose, supported by the cash flows of a dental practice

PACIFIC CONTINENTAL CORPORATION

Selected Other Financial Information and Ratios

(In thousands)

(Unaudited)

	Three months ended
	March 31, 2014	December 31, 2013	March 31, 2013
BALANCE SHEET AVERAGES
Loans, net of deferred fees	$1,008,561	$990,566	$917,469
Allowance for loan losses	(15,906)	(16,709)	(16,388)

Loans, net of allowance	992,655	973,857	901,081
Securities and short-term deposits	350,774	350,101	387,312

Earning assets	1,343,429	1,323,958	1,288,393
Noninterest-earning assets	117,666	122,739	123,595

Assets	$1,461,095	$1,446,697	$1,411,988

Interest-bearing core deposits(1)	$647,114	$626,161	$636,138
Noninterest-bearing core deposits(1)	345,369	361,046	307,176

Core deposits(1)	992,483	987,207	943,314
Noncore interest-bearing deposits	101,421	101,263	110,939

Deposits	1,093,904	1,088,470	1,054,253
Borrowings	181,381	173,038	170,308
Other noninterest-bearing liabilities	5,280	5,342	4,413

Liabilities	1,280,565	1,266,850	1,228,974

Shareholders’ equity (book)	180,530	179,847	183,014

Liabilities and equity	$1,461,095	$1,446,697	$1,411,988

Shareholders’ equity (tangible)(2)	$156,929	$156,154	$159,879

Period-end earning assets	$1,349,872	$1,327,012	$1,319,539

SELECTED MARKET DEPOSIT DATA
Eugene market core deposits, period-end(1)	$604,505	$588,158	$598,156
Portland market core deposits, period-end(1)	234,631	249,050	232,431
Seattle market core deposits, period-end(1)	151,797	153,107	130,156

Total core deposits, period-end(1)	990,933	990,315	960,743
Other deposits, period-end	106,422	100,666	106,952

Total	$1,097,355	$1,090,981	$1,067,695

Eugene market core deposits, average(1)	$602,977	$592,179	$569,330
Portland market core deposits, average(1)	236,945	242,855	241,491
Seattle market core deposits, average(1)	152,561	152,173	132,493

Total core deposits, average(1)	992,483	987,207	943,314
Other deposits, average	101,421	101,263	110,939

Total	$1,093,904	$1,088,470	$1,054,253

NET INTEREST MARGIN RECONCILIATION
Yield on average loans	5.38%	5.49%	5.72%
Yield on average securities(3)	2.63%	2.63%	2.26%

Yield on average earning assets(3)	4.66%	4.74%	4.68%
Rate on average interest-bearing core deposits	0.31%	0.32%	0.36%
Rate on average interest-bearing non-core deposits	1.26%	1.18%	1.16%

Rate on average interest-bearing deposits	0.44%	0.44%	0.48%
Rate on average borrowings	0.76%	0.80%	0.82%

Cost of interest-bearing funds	0.50%	0.51%	0.54%

Interest rate spread(3)	4.16%	4.23%	4.14%

Net interest margin- fully tax equivalent yield(3)	4.32%	4.38%	4.28%

Acquired loan fair value accretion impact to net interest margin (4)	0.07%	0.04%	0.08%

(1)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Tax-exempt income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $260, $263 and $251 for the three months ended March 31, 2014, December 31, 2013, and March 31, 2013, respectively.
(4)	During the three months ended March 31, 2014, December 31, 2013 and March 31, 2013 accretion of the fair value adjustment on the Century Bank acquired loans contributed $225, $136, and $243, respectively, to interest income.

PACIFIC CONTINENTAL CORPORATION

Nonperforming Assets, Asset Quality Ratios ad Allowance for Loan Losses

(In thousands)

(Unaudited)

	March 31, 2014	December 13, 2013	March 31, 2013
NONPERFORMING ASSETS
Non-accrual loans
Real estate secured loans:
Permanent loans:
Multi-family residential	$—	$—	$—
Residential 1-4 family	752	636	1,269
Owner-occupied commercial	1,651	1,685	3,148
Nonowner-occupied commercial	136	136	—

Total permanent real estate loans	2,539	2,457	4,417
Construction loans:
Multi-family residential	—	—	—
Residential 1-4 family	—	—	—
Commercial real estate	—	—	—
Commercial bare land and acquisition & development	—	—	—
Residential bare land and acquisition & development	—	—	101

Total construction real estate loans	—	—	101

Total real estate loans	2,539	2,457	4,518
Commercial loans	2,623	2,886	3,344

Total nonaccrual loans	5,162	5,343	7,862
90-days past due and accruing interest	—	—	—
Total nonperforming loans	5,162	5,343	7,862

Nonperforming loans guaranteed by government	(623)	(735)	(878)
Net nonperforming loans	4,539	4,608	6,984

Other real estate owned	11,531	16,355	17,772

Total nonperforming assets, net of guaranteed loans	$16,070	$20,963	$24,756

ASSET QUALITY RATIOS
Allowance for loan losses as a percentage of total loans outstanding	1.51%	1.60%	1.72%
Allowance for loan losses as a percentage of total nonperforming loans, net of government guarantees	339.15%	345.42%	233.56%
Net loan charge offs as a percentage of averageloans, annualized	0.21%	0.35%	0.13%
Net nonperforming loans as a percentage of total loans	0.44%	0.46%	0.74%
Nonperforming assets as a percentage of total assets	1.09%	1.45%	1.71%
Consolidated classified asset ratio(1)	26.82%	29.02%	32.83%
Past due as a percentage of total loans (2)	0.20%	0.23%	0.20%

	Three months ended
	March 31, 2014	December 31, 2013	March 31, 2013
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$15,917	$16,802	$16,345
Provision for loan losses	—	—	250
Loan charge offs	(601)	(1,039)	(597)
Loan recoveries	78	154	314

Net charge offs	(523)	(885)	(283)

Balance at end of period	$15,394	$15,917	$16,312

(1)	Classified asset ratio is defined as the sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(2)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.

PACIFIC CONTINENTAL CORPORATION

Consolidated Financial Highlights

(In thousands)

	1st Quarter 2014	4th Quarter 2013	3rd Quarter 2013	2nd Quarter 2013	1st Quarter 2013
EARNINGS
Net interest income	$14,044	$14,388	$14,858	$13,516	$13,375
Provision for loan loss	$—	$—	$—	$—	$250
Noninterest income	$1,323	$1,563	$1,447	$1,535	$1,280
Noninterest expense	$9,511	$10,045	$10,406	$9,508	$10,770
Net income	$3,832	$3,652	$3,940	$3,724	$2,450
Basic earnings per share	$0.21	$0.20	$0.22	$0.21	$0.14
Diluted earnings per share	$0.21	$0.20	$0.22	$0.21	$0.14
Average shares outstanding	17,897,593	17,888,818	17,888,182	17,872,378	17,835,088
Average diluted shares outstanding	18,126,188	18,126,273	18,109,282	18,060,081	17,986,519

PERFORMANCE RATIOS
Return on aveage assets	1.06%	1.00%	1.09%	1.04%	0.70%
Return on average equity (book)	8.61%	8.06%	8.77%	8.19%	5.43%
Return on average equity (tangible) (1)	9.90%	9.28%	10.12%	9.42%	6.21%
Net interest margin - fully tax equivalent yield (2)	4.32%	4.38%	4.57%	4.19%	4.28%
Efficiency ratio (tax equivalent) (3)	60.86%	61.95%	62.81%	62.13%	72.25%
Adjusted operating efficiency ratio (4)	57.69%	57.80%	55.48%	60.93%	60.81%
Full-time equivalent employees	285	290	285	278	268

CAPITAL
Tier 1 leverage ratio	11.44%	11.49%	11.56%	11.58%	11.71%
Tier 1 risk based ratio	14.95%	14.90%	15.16%	15.30%	15.38%
Total risk based ratio	16.21%	16.15%	16.42%	16.56%	16.62%
Book value per share	$10.13	$10.01	$10.04	$10.00	$10.23
Regular cash dividend per share	$0.10	$0.10	$0.09	$0.09	$0.08
Special cash dividend per share	$0.11	$0.12	$0.12	$0.05	$0.08

ASSET QUALITY
Allowance for Loan Losses (ALL)	$15,394	$15,917	$16,802	$16,303	$16,312
Non performing Loans (NPLs) net of government guaratees	$4,539	$4,608	$5,155	$6,403	$6,984
Non performing Assets (NPAs) net of government guaratees	$16,070	$20,963	$21,757	$24,226	$24,756
Net loan charge offs (recoveries)	$523	$885	$(499)	$9	$283
ALL as a percentage of gross loans	1.51%	1.60%	1.72%	1.70%	1.72%
ALL as a % NPLs, net of government guarantees	339.15%	345.42%	325.94%	254.62%	233.56%
Net loan charge offs (recoveries) to average loans	0.21%	0.35%	-0.21%	0.00%	0.13%
Net NPLs as a percentage of total loans	0.44%	0.46%	0.53%	0.67%	0.74%
Nonperforming assets as a percentage of total assets	1.09%	1.45%	1.50%	1.69%	1.71%
Consolidated classified asset ratio(5)	26.82%	29.02%	30.25%	33.82%	32.83%
Past due as a percentage of total loans (6)	0.20%	0.23%	0.37%	0.11%	0.20%

END OF PERIOD BALANCES
Total securities and short term deposits	$345,121	$349,084	$363,547	$360,026	$385,769
Total loans net of allowance	$1,004,751	$977,928	$960,916	$943,255	$933,771
Total earning assets	$1,349,872	$1,327,012	$1,324,463	$1,303,281	$1,319,540
Total assets	$1,471,591	$1,449,726	$1,454,878	$1,431,074	$1,443,658
Total non-interest bearing deposits	$340,464	$366,890	$379,598	$341,218	$314,798
Core deposits (7)	$990,933	$990,315	$1,015,651	$958,741	$960,743
Total deposits	$1,097,355	$1,090,981	$1,117,529	$1,070,628	$1,067,695

AVERAGE BALANCES
Total securities and short term deposits	$350,774	$353,061	$355,059	$378,834	$390,736
Total loans net of allowance	$992,655	$973,857	$958,372	$939,252	$901,081
Total earning assets	$1,343,429	$1,326,918	$1,313,431	$1,318,086	$1,291,817
Total assets	$1,461,095	$1,446,697	$1,435,257	$1,438,503	$1,411,988
Total non-interest bearing deposits	$345,369	$361,046	$346,692	$328,627	$307,176
Core deposits (7)	$992,482	$987,207	$972,487	$966,823	$943,314
Total deposits	$1,093,904	$1,088,470	$1,077,895	$1,075,626	$1,054,253

(1)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(3)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax equivalent basis) plus noninterest income.
(4)	Adjusted operating efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles, merger related espenses and goodwill impairments as a percent of net interest income (on a tax equivalent basis) plus noninterest revenues, excluding gains/losses from securities transactions and other than temporary impairment charges.
(5)	All loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(6)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.
(7)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.